EXHIBIT 99.1

Zumiez Inc. Reports Holiday 2021 Sales Results

Fourth Quarter-to-Date Sales through January 1st increased 9.0%

LYNNWOOD, Wash., Jan. 10, 2022 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today announced that the Company's total net sales increased 9.0% for the nine-week period ended January 1, 2022 compared to the nine-week period ended January 2, 2021. During the same period comparable sales increased 6.0%. Total net sales compared to 2019 increased 6.6% for the nine-week period ended January 1, 2022 compared to the nine-week period ended January 4, 2020. Our stores were open approximately 97% of the available days during this period in 2021 compared to approximately 96% in the same period of 2020 and 100% in 2019 respectively.

From a regional perspective, quarter-to-date North America net sales increased 5.1%. Other international net sales, which consists of Europe and Australia, increased 36.6% despite continued closures and challenges associated with the pandemic. Excluding the impact of foreign currency translation, North America net sales increased 5.0% and other international net sales increased 44.5% for the nine-week period compared to the prior year.

During the nine-week period, the Mens category provided our largest comparable sales increase followed by Footwear, Accessories and Womens. Hardgoods was our only negative comping category.

The Company continues to expect year-over year total net sales growth for the full fourth quarter to be below the quarter-to-date trends based upon the benefits of stimulus in January of the prior year and the ongoing impact of the COVID 19 pandemic. The Company is also reiterating projected year-over-year net sales growth for the full-year fiscal 2021 to be just over 20%.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “Our teams continue to perform very well under difficult retail conditions. Our 2021 holiday sales pattern resembled pre-pandemic seasons with volume focused around peak periods and a strong return to physical shopping providing our customers human to human experiences with our best in class sales teams. We are on track for record annual results and believe we have built a model that can continue to drive long-term shareholder value.”

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of January 1, 2022, we operated 742 stores, including 607 in the United States, 52 in Canada, 66 in Europe and 17 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended January 30, 2021 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200